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                                                                      EXHIBIT 16




                          (ARTHUR ANDERSEN LETTERHEAD)



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


July 24, 2001


Dear Sir/Madam,

We have read paragraphs 1-4 of Item 4 included in the Form 8-K dated July 27, 2001 of Superior Industries International to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Copy to:
Jeffrey Ornstein, Superior Industries International